Exhibit 99.1

KULR Awarded Initial $1.13M U.S. Army Contract to Develop Next Generation High-Energy Battery Packs with KULR ONE Design Solutions

SAN DIEGO / GLOBENEWSWIRE / May 04, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced the United States Army awarded a $1.13M contract to KULR for developing a safe, high-energy battery storage platform using next generation silicon anode lithium-ion cells. KULR will utilize KULR ONE Design Solutions platform to fast track this new design through prototyping phases and into manufacturing readiness for U.S. Army’s advanced aviation applications. Development activities had begun at the end of April 2023 and are slated to run through early 2024.

KULR ONE Design Solutions (K1DS) platform incorporates the most comprehensive design and testing methodology for battery safety that includes: Fractional Thermal Runaway Calorimetry (“FTRC”), bomb calorimetry, and impingement zone mapping, performing a comprehensive cell level characterization of the thermal runaway behavior of the customer’s cells. Testing data gathered during this process will guide the design decisions by the KULR engineering team.

The Phase One contract is an important milestone for the Company. We are focused on commercializing the safety architecture boasted by the KULR ONE platform, which utilizes the latest high-power battery cells from E-One Moli Energy. Furthermore, the cells used for the U.S. Army production batteries will be screened by KULR's newly completed cell screening automation line. Last week, it was announced that the Company shall be the sole provider for an automated cell screening project from NASA.

"We are proud to support military operational readiness with advanced next-generation energy storage platforms," said KULR CEO Michael Mo. "Our breakthrough KULR ONE Design Solutions has enabled leading aerospace, electronics, and energy storage manufactures to develop lighter, safer, and more thermally efficient products. Now, by developing next generation high-energy silicon anode battery packs into smaller and lighter power sources for deployed applications, we can implement measures that enhance the capabilities and resilience of soldiers in the field. We are very excited to help solve the difficult problems facing operational preparedness for the U.S. Armed Forces and its allies.”

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us

Media Relations:

Further PR

Email: press@furtherpr.com